Exhibit 35.6

Corporate Trust Services MAC R1204-010 9062 Old Annapolis Road Columbia, MD 21045

Tel: 410 884 2000 Fax: 410 715 2380

Annual Statement of Compliance

Per the applicable Servicing Agreement for each of the transactions listed on Schedule I hereto, the undersigned, a duly authorized officer of Wells Fargo Bank, N.A., in its applicable capacity(ies) as listed on Schedule I (“Wells Fargo”), hereby certifies as follows as of and for the year ending December 31, 2017 (the “Reporting Period”):

(a) A review of Wells Fargo’s activities during the Reporting Period and of its performance under the applicable Servicing Agreement has been made under such officer’s supervision; and

(b) To the best of such officer’s knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the applicable Servicing Agreement in all material respects throughout the Reporting Period.

February 22, 2018

Kristen Cronin

Senior Vice President

Wells Fargo Bank, N.A.

Schedule I:

Transaction Name	Servicing Agreement	Servicing Agreement Date	Wells Fargo Capacity(ies)
Sequoia Mortgage Trust 2012-1 Mortgage Pass-Through Certificates, Series 2012-1	Amended and Restated Pooling & Servicing Agreement	01/01/2014	Master Servicer

Sequoia Mortgage Trust 2012-2 Mortgage Pass-Through Certificates, Series 2012-2	Amended and Restated Pooling & Servicing Agreement	01/01/2014	Master Servicer

Sequoia Mortgage Trust 2012-3 Mortgage Pass-Through Certificates, Series 2012-3	Amended and Restated Pooling & Servicing Agreement	01/01/2014	Master Servicer

Sequoia Mortgage Trust 2012-4 Mortgage Pass-Through Certificates, Series 2012-4	Amended and Restated Pooling & Servicing Agreement	01/01/2014	Master Servicer

Sequoia Mortgage Trust 2012-5 Mortgage Pass-Through Certificates, Series 2012-5	Amended and Restated Pooling & Servicing Agreement	01/01/2014	Master Servicer

Sequoia Mortgage Trust 2012-6 Mortgage Pass-Through Certificates, Series 2012-6	Amended and Restated Pooling & Servicing Agreement	01/01/2014	Master Servicer

Sequoia Mortgage Trust 2013-1 Mortgage Pass-Through Certificates, Series 2013-1	Amended and Restated Pooling & Servicing Agreement	01/01/2014	Master Servicer

Sequoia Mortgage Trust 2013-2 Mortgage Pass-Through Certificates, Series 2013-2	Amended and Restated Pooling & Servicing Agreement	01/01/2014	Master Servicer

Sequoia Mortgage Trust 2013-3 Mortgage Pass-Through Certificates, Series 2013-3	Amended and Restated Pooling & Servicing Agreement	01/01/2014	Master Servicer

Sequoia Mortgage Trust 2013-4 Mortgage Pass-Through Certificates, Series 2013-4	Amended and Restated Pooling & Servicing Agreement	01/01/2014	Master Servicer

Sequoia Mortgage Trust 2013-6 Mortgage Pass-Through Certificates, Series 2013-6	Amended and Restated Pooling & Servicing Agreement	01/01/2014	Master Servicer

Sequoia Mortgage Trust 2013-7 Mortgage Pass-Through Certificates, Series 2013-7	Amended and Restated Pooling & Servicing Agreement	01/01/2014	Master Servicer